Registration Statement

No. 333-285036

May 12, 2025

United Parcel Service, Inc.

FINAL TERM SHEET

Security Offered:	4.650% Senior Notes due 2030 (the “2030 Notes”)
Issuer:	United Parcel Service, Inc. (the “Company”)
Expected Ratings (Moody’s / S&P):*	A2/A
Principal Amount:	$500,000,000
Trade Date:	May 12, 2025
Settlement Date:	May 14, 2025 (T+2)
Maturity Date:	October 15, 2030
Price to Public:	99.999% of the principal amount
Benchmark Treasury:	3.875% due April 30, 2030
Benchmark Treasury Price / Yield:	98-31 3/4 / 4.101%
Spread to Benchmark Treasury:	+55 basis points
Yield to Maturity:	4.651%
Coupon (Interest Rate):	4.650%
Record Dates:	April 1 and October 1 of each year, commencing on October 1, 2025
Interest Payment Dates:	April 15 and October 15 of each year, commencing October 15 2025
Minimum Denominations:	The 2030 Notes will be issued in denominations of $2,000 and in integral multiples of $1,000.

Optional Redemption:

The 2030 Notes will be redeemable at any time prior to September 15, 2030 (the “2030 Notes Par Call Date”), as a whole or in part, at the option of the Company, on at least 10 days’, but not more than 60 days’, prior written notice mailed to the registered address of each holder of the notes to be redeemed, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2030 Notes matured on the 2030 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as defined in the preliminary prospectus supplement of the Company, dated the date hereof, plus 10 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the 2030 Notes to be redeemed, plus, in either case, accrued and unpaid interest, if any, on the principal amount of the 2030 Notes to be redeemed to, but excluding, the redemption date.

The 2030 Notes will be redeemable at any time on or after the 2030 Notes Par Call Date, as a whole or in part, at the option of the Company, on at least 10 days’, but not more than 60 days’, prior notice mailed to the registered address of each holder of 2030 Notes to be redeemed, at a redemption price equal to 100% of the principal amount of the 2030 Notes to be redeemed, plus accrued and unpaid interest, if any, on the principal amount of the 2030 Notes to be redeemed to, but excluding, the redemption date.

CUSIP:	911312CH7
ISIN:	US911312CH75
Form:	DTC, Book-Entry
Law:	New York
Joint Book-Running Managers:

Barclays Capital Inc.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

SG Americas Securities, LLC

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

BofA Securities, Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

Co-Managers:	Drexel Hamilton, LLC Loop Capital Markets LLC Samuel A. Ramirez & Company, Inc. Siebert Williams Shank & Co., LLC Telsey Advisory Group LLC
Concurrent Offerings:	Concurrent with the offering of the 2030 Notes, the Company is offering its 5.250% Senior Notes due 2035, its 5.950% Senior Notes due 2055 and its 6.050% Senior Notes due 2065.

It is expected that delivery of the 2030 Notes will be made against payment therefor on or about May 14, 2025, which will be the second business day following the date of pricing of the 2030 Notes (such settlement cycle being referred to herein as “T+2”). Under Rule 15c6-1 pursuant to the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the 2030 Notes more than one business day prior to the date of delivery of the 2030 Notes will be required, by virtue of the fact that the 2030 Notes initially will settle in T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the 2030 Notes who wish to trade the 2030 Notes during such period should consult their own advisor.

To the extent any Underwriter that is not a U.S. registered broker-dealer intends to effect sales of 2030 Notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Company has filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. The Company files annual, quarterly, and current reports, proxy statements and other information with the SEC. Before you invest, you should read the preliminary prospectus supplement for this offering, the Company’s prospectus in that registration statement and any other documents the Company has filed with the SEC for more complete information about the Company and this offering. We urge you to read these documents and any other relevant documents when they become available because they contain and will contain important information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.

Alternatively, the Company, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Barclays Capital Inc. at (888) 603-5847 (toll free); Citigroup Global Markets Inc. at 1-800-831-9146; Goldman Sachs & Co. LLC toll-free at 1-866-471-2526; SG Americas Securities, LLC at 1-855-881-2108; or Wells Fargo Securities, LLC at 1-800-645-3751.

This pricing term sheet supplements the preliminary prospectus supplement issued by United Parcel Service, Inc. on May 12, 2025 relating to its prospectus declared effective by the SEC on April 9, 2025 (such prospectus, as supplemented by such preliminary prospectus supplement, the “Preliminary Prospectus”). The information in this pricing term sheet supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus.

No EEA or UK PRIIPs KID – No EEA or UK PRIIPs key information document (KID) has been prepared as not available to retail in EEA or the UK.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Registration Statement

No. 333-285036

May 12, 2025

United Parcel Service, Inc.

FINAL TERM SHEET

Security Offered:	5.250% Senior Notes due 2035 (the “2035 Notes”)
Issuer:	United Parcel Service, Inc. (the “Company”)
Expected Ratings (Moody’s / S&P):*	A2/A
Principal Amount:	$1,250,000,000
Trade Date:	May 12, 2025
Settlement Date:	May 14, 2025 (T+2)
Maturity Date:	May 14, 2035
Price to Public:	99.746% of the principal amount
Benchmark Treasury:	4.250% due May 15, 2035
Benchmark Treasury Price / Yield:	98-09 / 4.463%
Spread to Benchmark Treasury:	+82 basis points
Yield to Maturity:	5.283%
Coupon (Interest Rate):	5.250%
Record Dates:	May 1 and November 1 of each year, commencing on November 1, 2025
Interest Payment Dates:	May 14 and November 14 of each year, commencing November 14, 2025
Minimum Denominations:	The 2035 Notes will be issued in denominations of $2,000 and in integral multiples of $1,000.

Optional Redemption:

The 2035 Notes will be redeemable at any time prior to February 14, 2035 (the “2035 Notes Par Call Date”), as a whole or in part, at the option of the Company, on at least 10 days’, but not more than 60 days’, prior written notice mailed to the registered address of each holder of the notes to be redeemed, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2035 Notes matured on the 2035 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as defined in the preliminary prospectus supplement of the Company, dated the date hereof, plus 15 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the 2035 Notes to be redeemed, plus, in either case, accrued and unpaid interest, if any, on the principal amount of the 2035 Notes to be redeemed to, but excluding, the redemption date.

The 2035 Notes will be redeemable at any time on or after the 2035 Notes Par Call Date, as a whole or in part, at the option of the Company, on at least 10 days’, but not more than 60 days’, prior notice mailed to the registered address of each holder of 2035 Notes to be redeemed, at a redemption price equal to 100% of the principal amount of the 2035 Notes to be redeemed, plus accrued and unpaid interest, if any, on the principal amount of the 2035 Notes to be redeemed to, but excluding, the redemption date.

CUSIP:	911312CJ3
ISIN:	US911312CJ32
Form:	DTC, Book-Entry
Law:	New York
Joint Book-Running Managers:

Barclays Capital Inc.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

SG Americas Securities, LLC

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

BofA Securities, Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

Co-Managers:	Drexel Hamilton, LLC Loop Capital Markets LLC Samuel A. Ramirez & Company, Inc. Siebert Williams Shank & Co., LLC Telsey Advisory Group LLC
Concurrent Offerings:	Concurrent with the offering of the 2035 Notes, the Company is offering its 4.650% Senior Notes due 2030, 5.950% Senior Notes due 2055, and its 6.050% Senior Notes due 2065.

It is expected that delivery of the 2035 Notes will be made against payment therefor on or about May 14, 2025, which will be the second business day following the date of pricing of the 2035 Notes (such settlement cycle being referred to herein as “T+2”). Under Rule 15c6-1 pursuant to the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the 2035 Notes more than one business day prior to the date of delivery of the 2035 Notes will be required, by virtue of the fact that the 2035 Notes initially will settle in T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the 2035 Notes who wish to trade the 2035 Notes during such period should consult their own advisor.

To the extent any Underwriter that is not a U.S. registered broker-dealer intends to effect sales of 2035 Notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Company has filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. The Company files annual, quarterly, and current reports, proxy statements and other information with the SEC. Before you invest, you should read the preliminary prospectus supplement for this offering, the Company’s prospectus in that registration statement and any other documents the Company has filed with the SEC for more complete information about the Company and this offering. We urge you to read these documents and any other relevant documents when they become available because they contain and will contain important information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.

Alternatively, the Company, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Barclays Capital Inc. at (888) 603-5847 (toll free); Citigroup Global Markets Inc. at 1-800-831-9146; Goldman Sachs & Co. LLC toll-free at 1-866-471-2526; SG Americas Securities, LLC at 1-855-881-2108; or Wells Fargo Securities, LLC at 1-800-645-3751.

This pricing term sheet supplements the preliminary prospectus supplement issued by United Parcel Service, Inc. on May 12, 2025 relating to its prospectus declared effective by the SEC on April 9, 2025 (such prospectus, as supplemented by such preliminary prospectus supplement, the “Preliminary Prospectus”). The information in this pricing term sheet supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus.

No EEA or UK PRIIPs KID – No EEA or UK PRIIPs key information document (KID) has been prepared as not available to retail in EEA or the UK.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Registration Statement

No. 333-285036

May 12, 2025

United Parcel Service, Inc.

FINAL TERM SHEET

Security Offered:	5.950% Senior Notes due 2055 (the “2055 Notes”)
Issuer:	United Parcel Service, Inc. (the “Company”)
Expected Ratings (Moody’s / S&P):*	A2/A
Principal Amount:	$1,250,000,000
Trade Date:	May 12, 2025
Settlement Date:	May 14, 2025 (T+2)
Maturity Date:	May 14, 2055
Price to Public:	99.556% of the principal amount
Benchmark Treasury:	4.625% due February 15, 2055
Benchmark Treasury Price / Yield:	95-17 / 4.912%
Spread to Benchmark Treasury:	+107 basis points
Yield to Maturity:	5.982%
Coupon (Interest Rate):	5.950%
Record Dates:	May 1 and November 1 of each year, commencing on November 1, 2025
Interest Payment Dates:	May 14 and November 14 of each year, commencing November 14, 2025
Minimum Denominations:	The 2055 Notes will be issued in denominations of $2,000 and in integral multiples of $1,000.

Optional Redemption:

The 2055 Notes will be redeemable at any time prior to November 14, 2054 (the “2055 Notes Par Call Date”), as a whole or in part, at the option of the Company, on at least 10 days’, but not more than 60 days’, prior written notice mailed to the registered address of each holder of the notes to be redeemed, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2055 Notes matured on the 2055 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as defined in the preliminary prospectus supplement of the Company, dated the date hereof, plus 20 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the 2055 Notes to be redeemed, plus, in either case, accrued and unpaid interest, if any, on the principal amount of the 2055 Notes to be redeemed to, but excluding, the redemption date.

The 2055 Notes will be redeemable at any time on or after the 2055 Notes Par Call Date, as a whole or in part, at the option of the Company, on at least 10 days’, but not more than 60 days’, prior notice mailed to the registered address of each holder of 2055 Notes to be redeemed, at a redemption price equal to 100% of the principal amount of the 2055 Notes to be redeemed, plus accrued and unpaid interest, if any, on the principal amount of the 2055 Notes to be redeemed to, but excluding, the redemption date.

CUSIP:	911312CK0
ISIN:	US911312CK05
Form:	DTC, Book-Entry
Law:	New York
Joint Book-Running Managers:

Barclays Capital Inc.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

SG Americas Securities, LLC

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

BofA Securities, Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

Co-Managers:	Drexel Hamilton, LLC Loop Capital Markets LLC Samuel A. Ramirez & Company, Inc. Siebert Williams Shank & Co., LLC Telsey Advisory Group LLC
Concurrent Offerings:	Concurrent with the offering of the 2055 Notes, the Company is offering its 4.650% Senior Notes due 2030, its 5.250% Senior Notes due 2035 and its 6.050% Senior Notes due 2065.

It is expected that delivery of the 2055 Notes will be made against payment therefor on or about May 14, 2025, which will be the second business day following the date of pricing of the 2055 Notes (such settlement cycle being referred to herein as “T+2”). Under Rule 15c6-1 pursuant to the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the 2055 Notes more than one business day prior to the date of delivery of the 2055 Notes will be required, by virtue of the fact that the 2055 Notes initially will settle in T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the 2055 Notes who wish to trade the 2055 Notes during such period should consult their own advisor.

To the extent any Underwriter that is not a U.S. registered broker-dealer intends to effect sales of 2055 Notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Company has filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. The Company files annual, quarterly, and current reports, proxy statements and other information with the SEC. Before you invest, you should read the preliminary prospectus supplement for this offering, the Company’s prospectus in that registration statement and any other documents the Company has filed with the SEC for more complete information about the Company and this offering. We urge you to read these documents and any other relevant documents when they become available because they contain and will contain important information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.

Alternatively, the Company, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Barclays Capital Inc. at (888) 603-5847 (toll free); Citigroup Global Markets Inc. at 1-800-831-9146; Goldman Sachs & Co. LLC toll-free at 1-866-471-2526; SG Americas Securities, LLC at 1-855-881-2108; or Wells Fargo Securities, LLC at 1-800-645-3751.

This pricing term sheet supplements the preliminary prospectus supplement issued by United Parcel Service, Inc. on May 12, 2025 relating to its prospectus declared effective by the SEC on April 9, 2025 (such prospectus, as supplemented by such preliminary prospectus supplement, the “Preliminary Prospectus”). The information in this pricing term sheet supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus.

No EEA or UK PRIIPs KID – No EEA or UK PRIIPs key information document (KID) has been prepared as not available to retail in EEA or the UK.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Registration Statement

No. 333-285036

May 12, 2025

United Parcel Service, Inc.

FINAL TERM SHEET

Security Offered:	6.050% Senior Notes due 2065 (the “2065 Notes”)
Issuer:	United Parcel Service, Inc. (the “Company”)
Expected Ratings (Moody’s / S&P):*	A2/A
Principal Amount:	$1,000,000,000
Trade Date:	May 12, 2025
Settlement Date:	May 14, 2025 (T+2)
Maturity Date:	May 14, 2065
Price to Public:	99.522% of the principal amount
Benchmark Treasury:	4.625% due February 15, 2055
Benchmark Treasury Price / Yield:	95-17 / 4.912%
Spread to Benchmark Treasury:	+117 basis points
Yield to Maturity:	6.082%
Coupon (Interest Rate):	6.050%
Record Dates:	May 1 and November 1 of each year, commencing on November 1, 2025
Interest Payment Dates:	May 14 and November 14 of each year, commencing November 14, 2025
Minimum Denominations:	The 2065 Notes will be issued in denominations of $2,000 and in integral multiples of $1,000.

Optional Redemption:

The 2065 Notes will be redeemable at any time prior to November 14, 2064 (the “2065 Notes Par Call Date”), as a whole or in part, at the option of the Company, on at least 10 days’, but not more than 60 days’, prior written notice mailed to the registered address of each holder of the notes to be redeemed, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2065 Notes matured on the 2065 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as defined in the preliminary prospectus supplement of the Company, dated the date hereof, plus 20 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the 2065 Notes to be redeemed, plus, in either case, accrued and unpaid interest, if any, on the principal amount of the 2065 Notes to be redeemed to, but excluding, the redemption date.

The 2065 Notes will be redeemable at any time on or after the 2065 Notes Par Call Date, as a whole or in part, at the option of the Company, on at least 10 days’, but not more than 60 days’, prior notice mailed to the registered address of each holder of 2065 Notes to be redeemed, at a redemption price equal to 100% of the principal amount of the 2065 Notes to be redeemed, plus accrued and unpaid interest, if any, on the principal amount of the 2065 Notes to be redeemed to, but excluding, the redemption date.

CUSIP:	911312CL8
ISIN:	US911312CL87
Form:	DTC, Book-Entry
Law:	New York
Joint Book-Running Managers:

Barclays Capital Inc.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

SG Americas Securities, LLC

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

BofA Securities, Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

Co-Managers:	Drexel Hamilton, LLC Loop Capital Markets LLC Samuel A. Ramirez & Company, Inc. Siebert Williams Shank & Co., LLC Telsey Advisory Group LLC
Concurrent Offerings:	Concurrent with the offering of the 2065 Notes, the Company is offering its 4.650% Senior Notes due 2030, its 5.250% Senior Notes due 2035 and its 5.950% Senior Notes due 2055.

It is expected that delivery of the 2065 Notes will be made against payment therefor on or about May 14, 2025, which will be the second business day following the date of pricing of the 2065 Notes (such settlement cycle being referred to herein as “T+2”). Under Rule 15c6-1 pursuant to the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the 2065 Notes more than one business day prior to the date of delivery of the 2065 Notes will be required, by virtue of the fact that the 2065 Notes initially will settle in T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the 2065 Notes who wish to trade the 2065 Notes during such period should consult their own advisor.

To the extent any Underwriter that is not a U.S. registered broker-dealer intends to effect sales of 2065 Notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Company has filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. The Company files annual, quarterly, and current reports, proxy statements and other information with the SEC. Before you invest, you should read the preliminary prospectus supplement for this offering, the Company’s prospectus in that registration statement and any other documents the Company has filed with the SEC for more complete information about the Company and this offering. We urge you to read these documents and any other relevant documents when they become available because they contain and will contain important information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.

Alternatively, the Company, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Barclays Capital Inc. at (888) 603-5847 (toll free); Citigroup Global Markets Inc. at 1-800-831-9146; Goldman Sachs & Co. LLC toll-free at 1-866-471-2526; SG Americas Securities, LLC at 1-855-881-2108; or Wells Fargo Securities, LLC at 1-800-645-3751.

This pricing term sheet supplements the preliminary prospectus supplement issued by United Parcel Service, Inc. on May 12, 2025 relating to its prospectus declared effective by the SEC on April 9, 2025 (such prospectus, as supplemented by such preliminary prospectus supplement, the “Preliminary Prospectus”). The information in this pricing term sheet supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus.

No EEA or UK PRIIPs KID – No EEA or UK PRIIPs key information document (KID) has been prepared as not available to retail in EEA or the UK.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.